UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 30, 2009

A. H. BELO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-33741	38-3765318
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

P. O. Box 224866
Dallas, Texas	75222-4866
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 977-8200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On January 30, 2009, A. H. Belo Corporation entered into an amendment and restatement of its existing Credit Agreement dated as of February 4, 2008 with JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Banc of America Securities LLC, Bank of America, N.A. and certain other lenders party thereto (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement is effective as of January 30, 2009 and extends the maturity of the credit facility through April 30, 2011. The Amended and Restated Credit Agreement provides for a $50 million working capital facility that is subject to a borrowing base. Among other matters, the Amended and Restated Credit Agreement creates an asset-based revolving credit facility secured by the Company’s accounts receivable, inventory, and real property and other assets; sets pricing at LIBOR plus a spread of 375 basis points; establishes minimum quarterly adjusted EBITDA covenant requirements in 2009; establishes a fixed charge covenant ratio in 2010 of 1.0 to 1.0; allows capital expenditures and investments of up to $16 million per year in total; allows the Company to pay dividends when the Company’s fixed charge coverage ratio exceeds 1.2 to 1.0 and the aggregate availability under the credit facility exceeds $15 million; and contains other covenants and restrictions, including those which have limitations on indebtedness, liens, and asset sales. In connection with the Amended and Restated Credit Agreement, the Company and each of its subsidiaries have entered into an Amended and Restated Pledge and Security Agreement granting a security interest in all personal property and other assets now owned or thereafter acquired. In addition, the Amended and Restated Credit Agreement requires certain of the Company’s subsidiaries to enter into mortgages or deeds of trust granting liens on certain specified real property.
The full text of the Amended and Restated Credit Agreement and the Amended and Restated Security and Pledge Agreement are filed as Exhibits 10.1 and 10.2 hereto respectively and are incorporated herein by reference. A copy of the press release announcing the entry into the amendment and restatement is posted on the Company’s Web site (www.ahbelo.com) in the Investor Relations section, and a copy of the press release is furnished with this report as Exhibit 99.1.

Item 8.01.	Other Events.
On January 30, 2009, A. H. Belo Corporation’s Chief Executive Officer, Robert Decherd, sent a letter to A. H. Belo employees discussing further Company initiatives in light of the continued deterioration in U.S. economic conditions. A copy of the employee letter is posted on the Company’s Web site (www.ahbelo.com) in the Investor Relations section, and a copy is furnished with this report as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

10.1	Amended and Restated Credit Agreement dated as of January 30, 2009

10.2	Amended and Restated Pledge and Security Agreement dated as of January 30, 2009

99.1	Press Release dated January 30, 2009

99.2	A. H. Belo Corporation Employee Letter dated January 30, 2009

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 2, 2009	A. H. BELO CORPORATION
	By:	/s/ Alison K. Engel
Alison K. Engel
Senior Vice President/Chief Financial Officer and Treasurer

EXHIBIT INDEX

10.1	Amended and Restated Credit Agreement dated as of January 30, 2009

10.2	Amended and Restated Pledge and Security Agreement dated as of January 30, 2009

99.1	Press Release dated January 30, 2009

99.2	Employee Letter dated January 30, 2009